Exhibit 99.1

Contact:	Mary Malone
Investor Relations
Watson Wyatt
(703) 258-7841

WATSON WYATT WORLDWIDE REPORTS ADJUSTED EPS OF $0.84

ARLINGTON, VA, November 5, 2009 — Watson Wyatt Worldwide, Inc. (NYSE, NASDAQ: WW), a leading international human capital and financial management consulting firm, today announced financial results for the first quarter of fiscal year 2010, which ended September 30, 2009.

Revenues were $401.3 million for the quarter, a decrease of 6% (decrease of 1% constant currency) from the first quarter of fiscal 2009 revenues of $426.1 million.  Net income for the first quarter of fiscal 2010 was $29.8 million, or $0.69 per diluted share.  Net income for the quarter includes $8.4 million pretax, or $0.12 per diluted share, of transaction costs related to our pending merger with Towers Perrin, and $1.9 million pretax, or $0.03 per diluted share, of severance costs.  Adjusted net income was $36.2 million, or $0.84 per diluted share.  In the prior-year first quarter, net income was $35.2 million, or $0.82 per diluted share.  When compared to prior-year first quarter exchange rates, the strengthening of the U.S. dollar had a negative impact of $0.05 on diluted earnings per share.

“These results demonstrate our sound underlying business fundamentals and strong client relationships.  All of our segments were profitable, with particularly strong growth in our Investment Consulting and Technology and Administration Solutions segments,” said John Haley, president and chief executive officer.

“We continue to provide our clients with practical solutions for today’s toughest challenges,” said Mr. Haley.  “With our anticipated merger with Towers Perrin, we look forward to serving clients around the world with an even broader range of services and deeper pool of talent.”

Operating Highlights

•                  Benefits Group revenues (representing 56% of first-quarter revenues) were $224 million for the first quarter of fiscal 2010, a decrease of 4% (increase of 1% constant currency) from $233 million in the prior-year first quarter.  On a constant currency basis, revenues increased modestly in both retirement and health care consulting.

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•                  Technology and Administration Solutions Group revenues (representing 14% of first-quarter revenues) were $55 million for the first quarter of fiscal 2010, an increase of 4% (increase of 11% constant currency) from $53 million in the prior-year first quarter.  Revenues increased in both the U.K. and the U.S. due primarily to additional revenues from several large clients.

•                  Human Capital Group revenues (representing 9% of first-quarter revenues) were $38 million for the first quarter of fiscal 2010, a decrease of 24% (decrease of 22% constant currency) from $50 million in the prior-year first quarter.  There was less demand for our services in all geographic regions.

•                  Insurance & Financial Services Group revenues (representing 6% of first-quarter revenues) were $24 million for the first quarter of fiscal 2010, a decrease of 13% (decrease of 4% constant currency) from $28 million in the prior-year first quarter.  The revenue decrease was due to less project work in Europe.

•                  Investment Consulting Group revenues (representing 11% of first-quarter revenues) were $45 million for the first quarter of fiscal 2010, an increase of 6% (increase of 17% constant currency) from $42 million in the prior-year first quarter.  The revenue increase was due to increases in implemented consulting activities and strategy projects.

Outlook for Fiscal Year 2010

For fiscal year 2010, the company is maintaining its previous guidance and expects revenues to be in the range of $1.63 billion to $1.70 billion and adjusted diluted earnings per share to be in the range of $3.50 to $3.60.  Adjusted diluted earnings per share exclude severance and merger costs.  Our foreign currency exchange rate assumptions also remain unchanged.  This guidance assumes an average exchange rate of 1.65 U.S. dollars to the British pound for fiscal year 2010 and an average rate of 1.40 U.S. dollars to the Euro for fiscal year 2010.  This guidance does not include the impact of the pending merger with Towers Perrin which is expected to close during fiscal year 2010.

For the second quarter of fiscal 2010, the company expects revenues to be in the range of $405 million to $420 million and adjusted diluted earnings per share for the quarter are expected to be in the range of $0.81 to $0.86.  Adjusted diluted earnings per share exclude severance and merger costs.  This guidance assumes an average exchange rate of 1.65 U.S. dollars to the British pound for the second quarter of fiscal 2010 and an average rate of 1.40 U.S. dollars to the Euro for the second quarter of fiscal

2010.  This guidance does not include the impact of the pending merger with Towers Perrin which is expected to close during fiscal year 2010.

The forecasted adjusted diluted earnings per share are based on management’s estimates for fiscal year 2010 and the second quarter of fiscal 2010.  The company expects to incur charges for severance and merger costs during those periods, and the amounts are dependent upon future events.  The company will use adjusted diluted earnings per share to evaluate its performance and believes this information is helpful to shareholders.

Conference Call

The company will host a live webcast and conference call to discuss the financial results for the first quarter of fiscal 2010.  It will be held on Thursday, November 5, 2009, beginning at 9:00 a.m. Eastern Time, and can be accessed via the Internet by going to www.watsonwyatt.com.  The replay of the webcast will be available shortly after the live call for a period of three months.  The replay will also be available for one week after the call by dialing 617-801-6888 and using confirmation number 34420570.

Non-GAAP Measures

The company prepared its condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States (U.S. GAAP) and pursuant to accounting requirements of the Securities and Exchange Commission applicable to quarterly reports on Form 10-Q.  In an effort to provide investors with additional information regarding the company’s results and to provide a meaningful period-over-period comparison of financial performance, the company sometimes uses non-GAAP financial measures as defined by the Securities and Exchange Commission.  The differences between the U.S. GAAP and non-GAAP financial measures are reconciled in an attached schedule.  In presenting comparable results, the company discloses non-GAAP financial measures when it believes such measures will be useful to investors in evaluating underlying business performance.  The company uses the non-GAAP financial measures to evaluate its financial performance against internal budgets and targets.  In addition, the Company reviews its results excluding the impact of certain items, as it believes that these non-GAAP financial measures are useful for evaluating core operating results and facilitating comparison across reporting periods.  The company believes non-GAAP financial measures should be considered in addition to, and not in lieu of, U.S. GAAP financial measures.  The company’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

Where You Can Find Additional Information

This communication was released on November 5, 2009. Towers Perrin and Watson Wyatt have formed a company, Jupiter Saturn Holding Company (the “Holding Company”), which has filed a registration statement on Form S-4 with the Securities and Exchange Commission (the “Commission”) that contains a joint proxy statement/prospectus and other relevant documents concerning the proposed transaction. YOU ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT DOCUMENTS FILED WITH THE COMMISSION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT TOWERS PERRIN, WATSON WYATT, THE HOLDING COMPANY AND THE PROPOSED TRANSACTION.

You may obtain the joint proxy statement/prospectus and the other documents filed with the Commission free of charge at the Commission’s website, www.sec.gov. In addition, you may obtain free copies of the joint proxy statement/prospectus and the other documents filed by Towers Perrin, Watson Wyatt and the Holding Company with the Commission by requesting them in writing from Towers Perrin, One Stamford Plaza, 263 Tresser Boulevard, Stamford, CT. 06901-3225, Attention: Marketing, or by telephone at 203-326-5400, or from Watson Wyatt, 901 N. Glebe Rd., Arlington, VA. 22203, Attention: Investor Relations, or by telephone at 703-258-8000.

Towers Perrin, Watson Wyatt, the Holding Company and their respective directors and executive officers may be deemed under the rules of the Commission to be participants in the solicitation of proxies from the stockholders of Watson Wyatt. A list of the names of those directors and executive officers and descriptions of their interests in Towers Perrin, Watson Wyatt and the Holding Company is contained in the joint proxy statement/prospectus filed by the Holding Company with the Commission. Stockholders may obtain additional information about the interests of the directors and executive officers in the proposed transaction by reading the joint proxy statement/prospectus when it becomes available.

Forward-Looking Statements

Statements in this press release regarding projections and expectations of future earnings, revenues, operations, business trends, timing and potential benefits of the proposed merger between Watson Wyatt and Towers Perrin and other statements that are not historical facts and other such items are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of

1995.  You can identify these forward-looking statements by their use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “project,” “intend,” “plan,” “potential,” “will,” and other similar words and terms. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to management.  Because such statements are based on expectations and are not statements of fact, actual events and results may differ materially from those projected. A number of risks and uncertainties exist which could cause actual results to differ materially from the results reflected in these forward-looking statements.  Such factors include but are not limited to the ability of Watson Wyatt and Towers Perrin to obtain governmental and regulatory approvals of the merger on the proposed terms and schedule; failure to complete the merger with Towers Perrin in certain circumstances could require us to pay a termination fee or reimburse Towers Perrin’s expenses; failure to complete the merger with Towers Perrin could negatively impact Watson Wyatt and its future operations; foreign currency exchange and interest rate fluctuations; general economic and business conditions that adversely affect us or our clients; a significant decrease in the demand for the consulting, actuarial and other services we offer as a result of changing economic conditions or other factors; the company’s ability to integrate the operations of acquired businesses into our own business, processes and systems, and achieve the anticipated results; our continued ability to recruit and retain qualified associates; the success of our marketing, client development and sales programs; our ability to maintain client relationships and to attract new clients; declines in demand for our services; outcomes of pending or future litigation and the availability and capacity of professional liability insurance to fund pending or future judgments or settlements; the ability of the company to obtain professional liability insurance; actions by competitors offering human resources consulting services, including public accounting and consulting firms, technology consulting firms and internet/intranet development firms; our continued ability to achieve cost reductions; exposure to liabilities of acquired businesses that have not been expressly assumed; the level of capital resources required for future acquisitions and business opportunities; regulatory developments abroad and domestically that impact our business practices; legislative and technological developments that may affect the demand for or costs of our services.  A variety of factors could cause actual results to differ from those set forth in the forward-looking statements, including the risks and factors identified under “Risk Factors” in the joint proxy statement/prospectus included in the initial registration statement on Form S-4 filed by Jupiter Saturn Holding Company on September 3, 2009 with the Commission, as amended from time to time, and under “Risk Factors” in Watson Wyatt’s Annual Report on Form 10-K filed on August 14, 2009 with the Commission.  You should not rely upon forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature.

These statements are based on assumptions that may not come true.  All forward-looking disclosure is speculative by its nature.  None of Jupiter Saturn Holding Company, Towers Perrin or Watson Wyatt undertake an obligation to update any of the forward-looking information included in this report, whether as a result of new information, future events, changed expectations or otherwise.

About Watson Wyatt Worldwide

Watson Wyatt (NYSE, NASDAQ: WW) is the trusted business partner to the world’s leading organizations on people and financial issues. The firm’s global services include: managing the cost and effectiveness of employee benefit programs; developing attraction, retention and reward strategies; advising pension plan sponsors and other institutions on optimal investment strategies; providing strategic and financial advice to insurance and financial services companies; and delivering related technology, outsourcing and data services. Watson Wyatt has 7,500 associates in 33 countries and is located on the Web at www.watsonwyatt.com.

WATSON WYATT WORLDWIDE, INC.

Condensed Consolidated Statements of Operations

(Thousands of U.S. Dollars, Except Per Share Data)

(Unaudited)

	Three months ended September 30,
	2009	2008

Revenue	$401,345	$426,126

Costs of providing services:
Salaries and employee benefits	236,081	235,879
Professional and subcontracted services	16,159	26,315
Occupancy, communications and other	39,872	49,997
General and administrative expenses	39,770	43,887
Depreciation and amortization	17,934	18,864
Transaction and integration expenses	8,388	—
	358,204	374,942

Income from operations	43,141	51,184

Income from affiliates	947	1,695
Interest income	350	1,031
Interest expense	(449)	(569)
Other non-operating (expense) / income	1,142	(19)

Income before income taxes	45,131	53,322

Provision for income taxes	15,350	18,162

Net income	$29,781	$35,160

Earnings per share:
Net income - Basic	$0.70	$0.82
Net income - Diluted	$0.69	$0.82

Weighted average shares of common stock, basic (000)	42,673	42,935
Weighted average shares of common stock, diluted (000)	42,888	43,085

WATSON WYATT WORLDWIDE, INC.

Supplemental Segment Data

(Thousands of U.S. Dollars)

(Unaudited)

	Three Months Ended September 30,
	2009	2008

Revenue (net of reimbursable expenses)
Benefits Group	$223,670	$232,705
Technology and Administration Solutions Group	55,457	53,218
Human Capital Group	37,680	49,602
Insurance & Financial Services Group	24,182	27,806
Investment Consulting Group	44,729	42,107
Total segment revenue	385,718	405,438
Other, including reimbursable expenses	15,627	20,688
Consolidated revenue	$401,345	$426,126

Net operating income
Benefits Group	$63,417	$61,523
Technology and Administration Solutions Group	17,083	14,461
Human Capital Group	2,684	6,842
Insurance & Financial Services Group	292	834
Investment Consulting Group	15,123	12,527
Total segment net operating income	98,599	96,187
Discretionary compensation	(47,963)	(42,258)
Other income (expense), net	(5,505)	(607)
Income before income taxes	$45,131	$53,322

	September 30,
	2009	2008

Associates (full-time equivalents)
Benefits Group	3,320	3,260
Technology and Administration Solutions Group	1,040	1,030
Human Capital Group	750	930
Insurance & Financial Services Group	395	415
Investment Consulting Group	570	555
Other (includes Communication)	415	455
Business Services (includes Corporate and Field Support)	1,040	1,025
Total	7,530	7,670

WATSON WYATT WORLDWIDE, INC.

Condensed Consolidated Balance Sheets

(Thousands of U.S. Dollars, Except Share Data)

(Unaudited)

	September 30,	June 30,
	2009	2009

Assets
Cash and cash equivalents	$111,389	$209,832
Receivables from clients:
Billed, net of allowances of $5,207 and $4,452	185,148	190,991
Unbilled, at estimated net realizable value	130,786	111,419
	315,934	302,410
Deferred income taxes	10,666	13,739
Other current assets	60,151	39,619
Total current assets	498,140	565,600
Investment in affiliates	24,235	23,361
Fixed assets, net	168,855	174,857
Deferred income taxes	109,539	111,912
Goodwill	540,896	542,754
Intangible assets, net	180,492	186,233
Other assets	21,865	21,602

Total Assets	$1,544,022	$1,626,319

Liabilities
Accounts payable and accrued liabilities	$144,081	$123,073
Discretionary compensation	55,798	162,351
Other current liabilities	46,483	51,716
Total current liabilities	246,362	337,140
Revolving credit facility	10,000	—
Accrued retirement benefits	272,599	292,555
Deferred rent and accrued lease losses	27,516	28,434
Other noncurrent liabilities	114,350	113,554

Total Liabilities	670,827	771,683

Commitments and contingencies

Stockholders’ Equity
Preferred Stock - No par value:
1,000,000 shares authorized; none issued and outstanding	—	—
Class A Common Stock - $.01 par value:
99,000,000 shares authorized; 43,813,451 and 43,813,451 issued and 42,647,702 and 42,657,431 outstanding	438	438
Additional paid-in capital	447,350	452,938
Treasury stock, at cost - 1,165,749 and 1,156,020 shares	(61,079)	(63,299)
Retained earnings	635,216	608,634
Accumulated other comprehensive loss	(149,676)	(145,073)
Total Stockholders’ Equity	872,249	853,638
Non-controlling Interest	946	998
Total Equity	873,195	854,636

Total Liabilities and Total Equity	$1,544,022	$1,626,319

WATSON WYATT WORLDWIDE, INC.

Condensed Consolidated Statements of Cash Flows

(Thousands of U.S. Dollars)

(Unaudited)

	Three months ended September 30,
	2009	2008

Cash flows used in operating activities:
Net income	$29,781	$35,160
Adjustments to reconcile net income to net cash from operating activities:
Provision for doubtful receivables from clients	1,407	3,615
Depreciation	14,538	14,827
Amortization of intangible assets	3,396	4,037
Provision for (benefit from) deferred income taxes	6,080	(7,946)
Income from affiliates	(947)	(1,695)
Distribution from affiliates	146	144
Other, net	(1,578)	1,663
Changes in operating assets and liabilities (net of business acquisitions)
Receivables from clients	(14,931)	1,492
Other current assets	(20,532)	(7,503)
Other assets	(263)	2,162
Accounts payable and accrued liabilities	(83,125)	(100,646)
Income taxes payable and deferred	483	(3,190)
Accrued retirement benefits	(19,956)	(2,409)
Deferred rent and accrued lease losses	(918)	(968)
Other noncurrent liabilities	3,733	(12,328)
Cash flows used in operating activities:	(82,686)	(73,585)

Cash flows used in investing activities:
Business acquisitions and contingent consideration payments	—	(538)
Purchases of fixed assets	(6,166)	(10,013)
Capitalized software costs	(5,079)	(5,594)
Contingent proceeds from divestitures	1,142	(19)
Cash flows used in investing activities:	(10,103)	(16,164)

Cash flows from financing activities:
Borrowings under Credit Facility	10,000	105,000
Dividends paid	(3,199)	(3,195)
Repurchases of common stock	(13,328)	(73,613)
Issuances of common stock and excess tax benefit	1,516	1,535
Cash flows (used in) from financing activities:	(5,011)	29,727
Effect of exchange rates on cash	(643)	2,865
Decrease in cash and cash equivalents	(98,443)	(57,157)
Cash and cash equivalents at beginning of period	209,832	124,632
Cash and cash equivalents at end of period	$111,389	$67,475

WATSON WYATT WORLDWIDE, INC.

Supplemental Information

(Thousands of U.S. Dollars)

The company’s management uses adjusted diluted earnings per share to evaluate its performance. The company has announced its intention to merge with Towers Perrin, and therefore is incurring significant transaction costs.  The company has also incurred significant amounts of severance in recent quarters due to economic conditions.  A reconciliation of net income and diluted earnings per share to adjusted net income and adjusted diluted earnings per share is as follows.

	Three Months Ended
	Sep. 2009	Sep. 2008

Net income as reported	$29.8	$35.2
Transaction costs, net of tax	5.2	—
Severance, net of tax	1.3	0.0
Adjusted net income	$36.2	$35.2

Diluted earnings per share as reported	$0.69	$0.82
Transaction costs per diluted share	0.12	—
Severance per diluted share	0.03	—
Adjusted diluted earnings per share	$0.84	$0.82